                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in The AES Corporation's Registration Statement No. 33-49262 on Form S-8, Registration Statement
No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement
No. 333-38535 on Form S-8, Registration Statement No. 333-81953 on Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement
No. 333-30352 on Form S-8, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement No. 333-38294 on Form S-3, Registration Statement
No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3/A, Registration Statement No. 333-46564 on Form S-3/A, Registration Statement
No. 333-45916 on Form S-4/A, and Registration Statement No. 333-57482 on
Form S-8 of our report on IPALCO Enterprises, Inc. dated January 25, 2001
(March 27, 2001 as to footnote 1) appearing in this Form S-8K/A of The AES Corporation for the year ended December 31, 2000.


Deloitte & Touche LLP

Indianapolis, Indiana
June 8, 2001